EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
	/s/ Ross Miller	20090607496-43
ARTICLES OF INCORPORATION	Ross Miller	Filing Date and Time
(PURSUANT TO NRS CHAPTER 78)	Secretary of State	08/07/2009 6:39 a.m.
	State of Nevada	Entity Number
E0431522009-6

1.	Name of Corporation:		OMEGA WATER CORP.

2.	Resident Agent:		Noncommercial Register Agent
	for Service of Process:		(name and address below)
Lee A. Giannopoulos
858 Timber Walk Dr.
Henderson, Nevada 89052

3.	Authorized Stock:		Number of shares with par value: 125,000,000
Par value: $.001
Number of shares without par value:

4.	Name &		Aris Giannopoulos
	Addresses of Board		858 Timber Walk Dr.
	of Directors/Trustees:		Henderson, Nevada 89052

5.	Purpose:		Any lawful business purpose.

6.	Names, Addresses
and Signature
	of Incorporator:	Thomas Puzzo	/s/ Thomas E. Puzzo
Incorporator Signature

4216 NE 70th Street
Seattle, Washington 98115

7.	Certificate of Acceptance
of Appointment of
	Registered Agent:		I hereby accept appointment as Resident Agent for the above
named Entity

			/s/ Lee A. Giannopoulos	Date: July 29, 2009
Authorized Signature of Registered Agent
or On Behalf of Registered Agent Entity

 PAGE 2 OF
ARTICLES OF INCORPORATION
OF
OMEGA WATER CORP.

3.  Continuation of Article 3 “Authorized Stock” from Page 1

3.1      Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue shall consist of one hundred twenty-five million shares (125,000,000), consisting of one hundred million shares (100,000,000) of common stock, par value $0.001 per share (the “Common Stock”), and twenty-five million shares (25,000,000) of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”).  The board of directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada (such certificate being hereinafter referred to as the “Certificate of Designations”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof.

8.  Acquisitions of Controlling Interest and Interested Stockholders

8.1      Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2.     Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 to 78.444.